                                                                          10.53

                           STOCK PURCHASE AGREEMENT


                  This STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of February __, 1998 by and among Healthcare Imaging Services, Inc., a Delaware corporation (the "Company"), the Stephanie Loewenstern Irrevocable Trust, the Brett Loewenstern Irrevocable Trust, the Victoria Loewenstern Irrevocable Trust (each of the aforementioned trusts are referred to herein collectively as the "Loewenstern Trusts"), the Richard B. Bronson Revocable Trust (the "Bronson Trust", the Bronson Trust and the Loewenstern Trusts are referred to herein collectively as the "Trusts"), and the Reiter Family Partnership (the "Partnership", the Partnership and the Trusts are referred to herein collectively as the "Sellers").

         WHEREAS, the Company and Biltmore Securities ("Biltmore") entered into a Consulting Agreement, dated January 30, 1996, as amended on January 30, 1997 and November 3, 1997, respectively, (the "Consulting Agreement");

         WHEREAS, pursuant to Section 4(a) of the Consulting Agreement, the Company granted Biltmore options (the "Options") to purchase 750,000 shares (the "Option Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), at an exercise price of $0.75 per share (the Options and the Option Shares are referred to collectively herein as the "Biltmore Options");

         WHEREAS, pursuant to Section 4(b) of the Consulting Agreement, the Company granted Biltmore the right to receive 750,000 shares of Common Stock ("Restricted Stock") simultaneously with the Company's acquisition, during the term of the Consulting Agreement, of one or more businesses which in the aggregate have assets of not less than $2,500,000;

         WHEREAS, on September 30, 1997, Biltmore distributed the Biltmore Options on an equal basis to its two (2) stockholders, Richard B. Bronson and Elliott Loewenstern, who in turn gifted the Biltmore Options to the Trusts in the amounts set forth in Annex A attached hereto;

         WHEREAS, on September 30, 1997, Biltmore assigned its right to receive the Restricted Stock to the Trusts in the same respective amounts as the Biltmore Options were gifted to the Trusts pursuant to the preceding clause;

         WHEREAS, on February 17, 1998, each of the Loewenstern Trusts acknowledged that their rights to receive the Restricted Stock were erroneously assigned to them by Elliott Loewenstern, and, with the consent of Elliott Loewenstern, on February 17, 1998, each of the Loewenstern Trusts assigned any and all of their rights to receive the Restricted Stock to the Partnership, the intended distributee of the Restricted Stock;

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company desires to purchase the Biltmore Options and the Restricted Stock from the Sellers, and the Sellers desire to sell the Biltmore Options and the Restricted Stock to the Company, in consideration for the payments from the Company as set forth herein.

         NOW THEREFORE, in consideration of the foregoing premises and of the mutual obligations hereinafter set forth, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Sellers hereby agree as follows:

          1. Sale and Purchase of Biltmore Options and Restricted Stock - Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to purchase the Biltmore Options and the Restricted Stock from the Sellers, and the Sellers agree to

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sell their respective Biltmore Options and Restricted Stock to the Company, for
the Purchase Price as set forth in Section 2 herein.

           2. Purchase Price- The aggregate purchase price for the Biltmore Options and the Restricted Stock is $3,500,000 (the "Purchase Price"). At the Closing, as defined in Section 3 herein, the Company shall pay to each Seller their respective portion of the Purchase Price, as set forth in Annex A attached hereto, by check made payable to such Seller or by wire transfer of immediately funds to the respective account designated by such Seller, against delivery by such Seller to the Company of its Biltmore Options and Restricted Stock.

            3. Closing Date- The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on a date and at a location to be selected by the Company; provided, however, that in no event will the Closing occur later than the ninetieth day following the earlier to occur of (i) the consummation of all the transactions necessary to acquire substantially all of the assets or capital stock, by merger or otherwise, of Jersey Integrated HealthPractice, Inc., as contemplated by the letter of intent (the "LOI") by and between the Company and Pavonia Medical Associates, P.A., dated January 28, 1998 or (ii) the Company raising aggregate gross proceeds of at least $60 million from one or more debt and/or equity financings (the earlier to occur of such events being referred to herein as the "Trigger Event"). In the event that the Trigger Event has not occurred by June 30, 1998, then this Agreement shall terminate and be of no further force or effect.

              4. Representations and Warranties of the Sellers. Each Seller hereby represents and warrants to, and agrees with, the Company as follows:
                  (a) Each Seller has all necessary power and authority, and has taken all necessary action, to execute and deliver this Agreement. This Agreement has been duly executed and delivered by each Seller and, assuming due authorization, execution and delivery of the Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of each Seller enforceable against the Seller in accordance with its terms.

                    (b) Each Seller has good and marketable title to the Biltmore Options and Restricted Stock set forth opposite its name in Annex A attached hereto and owns such securities free and clear of all liens, claims and encumbrances and will not encumber or otherwise subject to any adverse interest either its Biltmore Options or its Restricted Stock in any way prior to the Closing.

               5. Irrevocable Proxy. Each of the Sellers does hereby grant to the Board of Directors of the Company an irrevocable proxy to vote any shares of Common Stock acquired upon the exercise of the Biltmore Options and any shares of Restricted Stock issued to the Sellers; provided, however, that such irrevocable proxy shall terminate and be of no further force or effect upon the termination of this Agreement.

               6. Further Assurances. From time to time, whether before or after the date hereof, without further consideration, the Sellers shall execute and deliver such documents to the Company as the Company may reasonably request in order to effect the consummation of the transactions contemplated by this Agreement.

               7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without giving effect to the principles of conflicts of law thereof.

               8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Company may assign its rights and remedies under this Agreement without the consent of the Sellers or any other party.

               9. Communication. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by telecopy, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery service or express mail for next day delivery and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed to:

                     (a) if to the Company, to Elliott H. Vernon, c/o Healthcare Imaging Services, Inc., 200 Schulz Drive, Red Bank, NJ
07701, fax: 732-224-9362, or such other address as the Company has designated in writing to the Sellers, or

                     (b) if to the Sellers, to the address set forth in Annex A directly below each Seller's name, or such other address as such Seller has designated in writing to the Company.

                10. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                11. Headings. The headings of this Option have been inserted as a matter of convenience and shall not affect the construction hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    HEALTHCARE IMAGING SERVICES, INC.

                                    By:    /s/ Elliott Vernon
                                           ------------------------------------
                                    Name:  Elliott Vernon
                                    Title: Chairman/CEO

                                    RICHARD B. BRONSON REVOCABLE TRUST

                                    By:    /s/ Richard B. Bronson
                                           ------------------------------------
                                    Name:  Richard B. Bronson
                                    Title: Trustee

                                    STEPHANIE LOEWENSTERN IRREVOCABLE TRUST

                                    By:    /s/ Elliott Loewenstern
                                           ------------------------------------
                                    Name:  Elliott Loewenstern
                                    Title: Trustee

                                    BRETT LOEWENSTERN IRREVOCABLE
                                      TRUST

                                    By:    /s/ Elliott Loewenstern
                                           ------------------------------------
                                    Name:  Elliott Loewenstern
                                    Title: Trustee

                                    VICTORIA LOEWENSTERN IRREVOCABLE TRUST

                                    By:    /s/ Elliott Loewenstern
                                           ------------------------------------
                                    Name:  Elliott Loewenstern
                                    Title: Trustee

                                    REITER FAMILY PARTNERSHIP

                                    By:    /s/ Elliott Loewenstern
                                           ------------------------------------
                                    Name:  Elliott Loewenstern
                                    Title:

                                    ANNEX A
                                    -------

                                                CASH                                                      SELLER'S
                                               PAYMENTS                                                    TOTAL
                                 BILTMORE     FOR BILTMORE    RESTRICTED          CASH PAYMENTS             CASH
SELLER                            OPTIONS       OPTIONS         STOCK         FOR RESTRICTED STOCK       PAYMENTS
------                           -------     ------------     ----------      --------------------       ---------
Richard B. Bronson
Revocable Trust
451 Ocean Boulevard              375,000      $734,374.98        375,000          $1,015,625.00        $1,749,999.98
Golden Beach, Fl 33160
Attn: Richard B. Bronson
Fax: (954)351-4205

Stephanie Loewenstern
Irrevocable Trust
17308 Whitehaven Drive           125,000       244,791.66             -                       -           244,791.66
Boca Raton, Fl 33496
Attn: Elliott Loewenstern
Fax: (954)351-4205

Brett Loewenstern
Irrevocable Trust
17308 Whitehaven Drive           125,000       244,791.66             -                       -           244,791.66
Boca Raton, Fl  33496
Attn: Elliott Loewenstern
Fax: (954)351-4205

Victoria Loewenstern
Irrevocable Trust
17308 Whitehaven Drive           125,000       244,791.66             -                       -           244,791.66
Boca Raton, Fl 33496
Attn: Elliott Loewenstern
Fax: (954)351-4205

Reiter Family Partnership
3 Regency Plaza
Providence, RI  02903                  -                -        375,000            1,015,625.00        1,015,625.00
Attn: Joel Loewenstern
Fax: (954)351-4205

                                ---------       ---------        --------           ------------       -------------
                                 750,000       $1,468,750*       750,000              $2,031,250*         $3,500,000*

* Amount rounded to nearest dollar.

                                                     7